EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULES 13a-14 AND 15d-14
OF THE 1934 SECURITIES EXCHANGE ACT

     I, Katherine Greenberg, certify that:

     1. I have reviewed this annual report amendment on Form 10-K/A of Endocare, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2004	/s/ Katherine Greenberg
Katherine Greenberg
Senior Vice President and Chief Financial Officer (principal accounting officer)